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                                                                     EXHIBIT 5.1


                                  August 3, 2000


blaxxun interactive, inc.
1550 Bryant Street, Suite 770
San Francisco, CA 94103

Ladies and Gentlemen:

         We have acted as counsel to blaxxun interactive, inc., a Delaware corporation (the "Company"), in connection with proceedings being taken to register under the Securities Act of 1933, as amended, up to 6,500,000 shares of the Company's Common Stock, $.005 par value per share (the "Common Stock") pursuant to a Registration Statement on Form S-1 (File No. 333-34316) (the "Registration Statement"), which includes 750,000 shares which may be sold upon exercise of the underwriters' overallotment option described in the Registration Statement.

         As such counsel, we have examined (i) certain corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, stock records and Minutes of Meetings of its Board of Directors; (ii) a Certificate of the Secretary of State of the State of Delaware as to the legal existence of the Company; and (iii) such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

         Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

         1. The Company is a validly existing corporation under the laws of the State of Delaware.

         2. The Company, as of the effective date of the foregoing Amended and Restated Certificate of Incorporation will be authorized to issue 100,000,000 shares of Common Stock, par value $.005 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share.

         3. When issued and sold under the circumstances contemplated in the Registration Statement, the 5,750,000 shares of Common Stock offered by the Company will be duly authorized, validly issued, fully paid and nonassessable.

         4. When sold under the circumstances contemplated in the Registration Statement, the 750,000 shares of Common Stock offered by the Selling Shareholders, identified in the prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

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blaxxun interactive, inc.
August 3, 2000
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         We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the references to us under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                           Very truly yours,


                                           HUTCHINS, WHEELER & DITTMAR
                                           A Professional Corporation